CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Financial Highlights" within the Prospectus and to the use of our report dated August 26, 2010 relating to AllianceBernstein U.S. Strategic Research Portfolio for the period December 23, 2009 (commencement of operations) to June 30, 2010 which is incorporated by reference in this Post Effective Amendment No. 96 to the Registration Statement (Form N-1A No. 833-1716) of the AllianceBernstein Cap Fund, Inc.


/s/ Ernst & Young LLP

New York, New York
May 26, 2011